Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87948) and (No. 333-125621) of Cimarex Energy Co. of our report dated June 20, 2007, pertaining to the financial statements and supplemental schedule of the Cimarex Energy Co. 401(k) Plan as of December 31, 2006 and 2005 and for the year ended December 31, 2006 appearing on this Annual Report on Form 11-K of Cimarex Energy Co. 401(k) Plan.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 20, 2007